Exhibit 10.1

Execution Copy

EXCHANGE AGREEMENT

This Exchange Agreement (the “Agreement”) is made and entered into on May 18, 2017 (the “Effective Date”) by and among Ecoark Holdings, Inc., a Nevada corporation (“Ecoark”), Zest Labs, Inc., a Delaware corporation (“Zest”), 440labs, Inc., a Massachusetts corporation (“440labs”), SphereIt, LLC, a Massachusetts limited liability company (“SphereIt”), Kenneth Wilner, an individual (“Wilner”), David Crisafi, an individual (“Crisafi” and, together with SphereIt and Wilner, the “Sellers”), and Scott Durgin, an individual (“Durgin” and, together with Ecoark, Zest, 440labs and the Sellers, the “Parties”).

WHEREAS, SphereIt was formerly known as 440labs, LLC and recently changed its name in conjunction with its formation of 440labs, Inc. as a subsidiary and its conveyance to 440labs, Inc. of all of its historic assets related to its outsourced software development and operations business (the “Development Business”), leaving all of its historic assets related to its consumer oriented buying technology business in SphereIt (the “Remaining Business”);

WHEREAS, Wilner and Crisafi were integral in the development and success of the Development Business and, accordingly, were offered employment agreements containing a significant award of Ecoark common stock to induce them to become employees of Zest and enter into this Agreement;

WHEREAS, the Sellers own all of the issued and outstanding stock of 440labs (the “440labs Stock”) as set forth on Exhibit A attached to this Agreement; and

WHEREAS, the Sellers desire to sell to Zest, and Zest desires to purchase from the Seller, all of the 440labs Stock in exchange for shares of Ecoark’s common stock (the “Ecoark Common Stock”) upon the terms and conditions hereinafter set forth; and

WHEREAS, Zest has no interest in acquiring the Remaining Business which SphereIt will continue to operate after the Effective Date.

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Parties to this Agreement, hereby agree as follows:

ARTICLE I

SHARE EXCHANGE

Section 1.1      Share Exchange. Upon the terms and subject to the conditions of this Agreement, SphereIt does hereby sell to Zest all of the 440labs Stock in exchange for 300,000 shares of Ecoark’s Common Stock (the “Exchange Shares”). On the Effective Date, (i) Ecoark shall issue a certificate representing the Exchange Shares, dated the Effective Date, and deliver such certificate to its counsel pending completion of the post-closing deliveries contemplated by Section 2.1, and (ii) Sphereit shall deliver to Ecoark’s counsel, pending completion of the post-closing deliveries the certificates evidencing the 440labs Stock duly endorsed in blank or accompanied by duly executed stock powers

Section 1.2      Lock Up and Leak Out. The Exchange Shares issued to SphereIt shall be subject to a lock-up agreement (the “Lock-Up Agreement”) that releases shares from the Lock-Up Agreement over a period of one year (the “Lock-Up Period”). Under the Lock-Up Agreement SphereIt shall be permitted to sell 50% of the Exchange Shares it receives after the six-month anniversary of the Effective Date. Thereafter, an additional 25% of the Exchange Shares shall be released from the provisions of the Lock-Up Agreement at the end of each subsequent three-month period until the end of the Lock-Up Period.

ARTICLE II

POST-CLOSING DELIVERIES

Section 2.1      Post-Closing Deliveries. On or before May 31, 2017, each party shall deliver to the other all documents and certificates contemplated by Section 6.1 and Ecoark’s counsel shall deliver the Exchange Shares to SphereIt and the 440labs Stock to Ecoark and Zest.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF ECOARK AND ZEST

Ecoark and Zest each represent and warrant to the Sellers and Durgin that the statements contained this Article III are true and correct as of the date Effective Date.

Section 3.1      Existence and Power. Ecoark and Zest have the power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Ecoark and Zest have been duly authorized. The Board of Directors of Ecoark and Zest have authorized the execution and delivery of this Agreement and approved this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Ecoark and Zest, and constitutes legal, valid and binding obligations of Ecoark and Zest.

Section 3.2      No Conflicts. The execution, delivery and performance by Ecoark and Zest of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of either Zest or Ecoark; (b) conflict with or result in a violation or breach of any provision of any applicable law; or (c) require any additional consents, notices or other actions. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to Ecoark and Zest in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.3      Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.

Section 3.4      Litigation. There are no actions pending or, to Ecoark and Zest’s knowledge, threatened against or by Ecoark or Zest that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such action.

Section 3.5      Valid Issuance of Exchange Shares. The Exchange Shares have been duly authorized by all necessary corporate action. When issued and sold against receipt of the consideration therefor, the Exchange Shares will be validly issued, fully paid and nonassessable, will not subject the holders thereof to personal liability and will not be issued in violation of preemptive rights. Ecoark has no plan or intention to reacquire any of the Exchange Shares.

Section 3.6      Continuation of Business. Ecoark and Zest currently plan to continue the operation of 440labs business including using a significant portion of its historic assets. Ecoark and Zest have no present plan or intention to liquidate 440labs; to merge 440labs into another corporation; to cause 440labs to sell or otherwise dispose of any of its assets, except for dispositions made in the ordinary course of business; or to sell or otherwise dispose of any of the 440labs Stock acquired in this transaction.

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Section 3.7     Rule 144 Requirements. At all times subsequent to the Effective Date, the Company agrees to:

a. make and keep available “adequate current public information” regarding the Company as such term is used, defined and made applicable to reporting issuers by SEC Rule 144(c)(1) (17 CFR § 230.144(c)(1)), and

b. furnish to each of the Sellers promptly upon written request (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and, generally, the Securities Act of 1933 and the Securities Exchange Act of 1934, each as amended and (ii) such other reports and documents of the Company as the Sellers, and each of them, may reasonably request to avail themselves of any rule or regulation of the Commission allowing them to sell Exchange Shares without registration.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF 440labs AND SELLERS

The Sellers, Durgin and 440labs jointly represent and warrant to Ecoark and Zest as of the Effective Date that:

Section 4.1     Existence and Power. 440labs is a corporation duly organized, validly existing, and in good standing under the laws of Massachusetts. 440labs has the corporate power and is duly authorized under all applicable laws to carry on its business in all material respects as it is now being conducted, including qualifications to do business as a foreign corporation in the states or countries in which the character and location of the assets owned by it or the nature of the business transacted by it requires qualification, except where failure to be so qualified would not have a material adverse effect on its business. 440labs has provided Ecoark and Zest with complete and correct copies of organizational documents as in effect on the date hereof. Sellers and 440labs have the power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by 440labs has been duly authorized by each of the Sellers respectively. The Board of Directors of 440labs has authorized the execution and delivery of this Agreement by 440labs and approved this Agreement and the transactions contemplated hereby. This Agreement has been duly executed and delivered by Sellers and 440labs, and constitutes a legal, valid and binding obligation of Sellers and 440labs.

Section 4.2      No Conflicts. The execution, delivery and performance by Durgin, each of the Sellers and 440labs of this Agreement and the consummation of the transactions contemplated hereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of incorporation, by-laws or other organizational documents of 440labs; (b) conflict with or result in a violation or breach of any provision of any applicable law; or (c) require any additional consents, notices or other actions. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any governmental authority is required by or with respect to Seller and 440labs in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

Section 4.3      Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement.

Section 4.4      Litigation. There are no actions pending or, to each of the Durgin’s, Seller’s and 440labs’s knowledge, threatened against Durgin, any of the Sellers or 440labs that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. No event has occurred or circumstances exist that may give rise or serve as a basis for any such action. There are no actions, suits, or proceedings pending or, to the knowledge of Durgin or any of the Sellers after reasonable investigation, threatened by or against Durgin, any of the Sellers or 440labs, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind. None of Durgin, the Sellers or 440labs has any knowledge of any material default with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

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Section 4.5      Valid Issuance. The issuance of 440labs Stock has been duly authorized by all necessary action.

Section 4.6      Contracts. (a) Other than those schedules listed on Schedule 4.6, there are no material contracts, agreements, franchises, license agreements, debt instruments or other commitments to which 440labs is a party or by which any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business (as used in this Agreement, a “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six months after the date of this Agreement and (ii) involves obligations of at least $10,000).

(b)       All contracts, agreements, franchises, license agreements, and other commitments, if any, to which 440labs is a party and which are material to the operations or proposed operations of 440labs taken as a whole are valid and enforceable by 440labs in all material respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally.

Section 4.7      Capitalization. The authorized and issued stock of 440labs is one thousand (1,000) shares of common stock, no par value, of which six hundred (600) shares are issued and outstanding.

Section 4.8      Other Information. (a) 440labs has no liabilities with respect to the payment of any federal, provincial, state, county, local or other Taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable or as provided in 440labs’s balance sheet.

(b)       440labs has filed all federal, provincial, state or local income and/or franchise tax returns required to be filed by it from inception to the date hereof. Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial.

(c)       440labs has provided Ecoark and Zest Labs an unaudited balance sheet as of March 31, 2017. The books and records and unaudited balance sheet of 440labs are in all material respects complete and correct and have been maintained in accordance with good business and accounting practices.

(d)       440labs has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise in excess of $5,000 except as disclosed in writing to Ecoark and Zest Labs on Schedule 4.8, which liabilities in aggregate shall not exceed $15,000, including payables, on the Effective Date.

Section 4.9      Intellectual Property. (a) 440labs owns all right, title and interest in the intellectual property assets set forth in Schedule 4.9 and such ownership is free and clear of all liens and encumbrances, obligatory payments to others and the obligation to grant rights to others. 440labs owns all right, title and interest in, or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), free and clear of all liens and encumbrances, all Intellectual Property owned by 440labs or used in connection with the operation of its business as currently conducted. For the purposes of this Agreement, “Intellectual Property” means (i) all inventions, whether patentable or not patentable, all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, utility models, extensions and reexaminations thereof, (ii) the websites, URLs, domain names, trade names and trademarks, (iii) all copyrightable works, all copyrights and all applications, registrations, renewals and derivatives in connection therewith, (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, certifications, compositions, manufacturing and production processes and techniques, technical data, designs including advertising designs, logos, drawings, packaging, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals, (v) all other proprietary rights, and (vi) all copies and tangible embodiments thereof (in whatever form or medium).

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(b)       440labs has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any other person, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of 440labs has ever received any charge, complaint, claim, demand or notice from any governmental body or other person alleging any such interference, infringement, misappropriation or conflict (including any claim that 440labs must license or refrain from using any Intellectual Property rights of any other person). To Seller and 440labs’s knowledge, no person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of 440labs.

(c)       440labs has delivered to Ecoark and Zest correct and complete copies of all such patents, registrations and applications (as amended to date) and has made available to Ecoark and Zest correct and complete copies of all other written documentation evidencing prosecution (if applicable) of each such item of Intellectual Property (the “Patents”).

(d)       Schedule 4.9 identifies each registered and unregistered trademark, including product names and domain names, used by 440labs in connection with its business. 440labs has delivered to 440labs correct and complete copies of all written documentation evidencing ownership and use of each such product name and domain name.

(e)       440labs represents that it does not use any computer software or Intellectual Property owned by any person other than 440labs pursuant to any license, sublicense, agreement or permission and that no such licenses, sublicenses, agreements or permissions exist.

(f)       No third party has any right to, and 440labs has not received any notice of infringement of or conflict with asserted rights of others with respect to, any product, technology, data, trade secrets, know-how, proprietary techniques, trademarks, service marks, trade names, or copyrights which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a materially adverse effect on the proposed business, operations, financial condition, income, or business prospects of 440labs or any material portion of its properties, assets, or rights.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLERS

The Sellers and Durgin hereby represent and warrant to Zest and Ecoark as of the Effective Date (other than the representations and warranties which are as of a specified date, which speak only as of such date) as follows:

Section 5.1     Good Title. The 440labs Stock held by the Sellers are owned free and clear of any liens, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase of any person.  Upon the consummation of the sale of such the 440labs Stock by Sellers as contemplated hereby, Zest shall have valid title to such the 440labs Stock and shall be the record owner thereof, free and clear of any lien, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase of any person

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Section 5.2     Access to Information; Disclaimer. Sellers and Durgin acknowledge and agree that each of them (a) has had an opportunity to discuss the business and affairs of Ecoark and Zest with appropriate management, (b) has had reasonable access to the books and records of Ecoark and Zest, (c) has been afforded the opportunity to ask questions of and receive answers from officers of Ecoark and Zest, and (d) conducted their own independent investigation of Ecoark and Zest, their respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any person on behalf of Ecoark and Zest, other than the representations and warranties of Ecoark and Zest expressly contained in Article III, and that all other representations and warranties are specifically disclaimed.  Without limiting the foregoing, Sellers and Durgin further acknowledge and agree that none of Ecoark and Zest or any of their employees, affiliates, advisors, agents or other representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding Ecoark and Zest or their businesses and operations.  Sellers and Durgin hereby acknowledge that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which Sellers and Durgin are familiar, that Sellers and Durgin are taking full responsibility for making their own evaluations of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that Sellers and Durgin will have no claim against Ecoark and Zest, any of their employees, affiliates, advisors, agents or other representatives with respect thereto.

Section 5.3     Available Information. Sellers and Durgin represent that they have reviewed filings made by Ecoark with the U.S. Securities and Exchange Commission (the “SEC Documents”) and that Sellers and Durgin have, or have been advised by professionals with, such knowledge and experience in financial and business matters that Sellers and Durgin are capable of utilizing the information set forth therein, concerning Ecoark to evaluate the risk of investing in Ecoark. Sellers and Durgin have, before the Effective Date, been afforded the opportunity to review and is familiar with the SEC Documents and has based their decision to invest solely on the information contained therein, and the information contained within this Agreement and has not been furnished with any other literature, prospectus or other information except as included in the SEC Documents or this Agreement.

Section 5.4     Securities Representations. Sellers and Durgin hereby confirm that the Exchange Share to be acquired by Seller hereunder (subject to the terms and conditions herein) will be acquired for investment for Sellers’ and Durgin’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Sellers and Durgin have no present intention of selling, granting any participation in, or otherwise distributing the Exchange Shares. Sellers and Durgin further represent that neither Sellers nor Durgin presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of such Exchange Shares. Sellers and Durgin understand that the Exchange Shares to be acquired, subject to the terms and conditions herein, have not been and will not be, registered under the Securities Act. Sellers and Durgin understand that, until registered in compliance with this Agreement, the securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, Sellers and Durgin must hold the securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Sellers and Durgin acknowledge that Ecoark has no obligation to register or qualify securities for resale. Seller understands that the securities may, until registered in accordance with this Agreement, be notated with a customary Securities Act legend.  Each of the Sellers and Durgin represent that he or it is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

ARTICLE VI

CONDITIONS TO COMPLETION OF SHARE EXCHANGE

Section 6.1      Conditions to Each Party’s Obligation to Complete the Exchange. The respective obligations of the Parties hereunder to complete the transactions contemplated by this Agreement shall be subject to the following conditions:

(a)       the obligations of Ecoark and Zest under this Agreement are subject to the satisfaction of the following conditions, to the extent not waived by Ecoark and Zest in writing:

(i)         the Employment Agreements shall have been executed by the Key Employees (as hereafter defined) and delivered to Ecoark and Zest;

(ii)       the 440labs Stock have been delivered to Zest;

(iii)      all of the financial statements and schedules required to be provided by the Sellers pursuant to this Agreement shall have been delivered to Zest and Ecoark; and

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(iv)     good standing and customary closing certificates for 440labs, Inc. and SphereIt, LLC. shall have been provided to Ecoark and Zest by the Sellers.

(b)      the obligations of the Sellers, Durgin and 440labs under this Agreement are subject to the satisfaction of the following conditions, to the extent not waived by the Seller and 440labs in writing:

(i)        the Exchange Shares have been delivered to the Sellers

(ii)       all of the schedules required to be provided by Ecoark and Zest pursuant to this Agreement shall have been delivered to the Sellers; and

(iii)      good standing and customary closing certificates for Ecoark and Zest shall have been provided to the Sellers by Ecoark.

ARTICLE VII.
COVENANTS

Section 7.1     Employment with Zest. As an inducement to Zest to enter into and to perform its obligations under this Agreement, 440labs covenants that 440labs’s key personnel consisting of the Durgin, Wilner, and Crisafi (the “Key Employees”) will enter into employment agreements, satisfactory to Ecoark and Zest (the “Employment Agreements”).

Section 7.2     Corporate Identity. Upon the closing of this Agreement and until the four-year anniversary of the Effective Date, 440labs shall operate as a direct or indirect wholly-owned subsidiary of either Ecoark or Zest.

ARTICLE VIII.
INDEMNIFICATION

Section 8.1     Indemnification by the Sellers and Durgin. Subject to the provisions of this Section 8.1, each of the Sellers, severally and not jointly, agrees to indemnify, defend and hold Ecoark and Zest and their stockholders, subsidiaries, officers, directors, employees, agents, successors and assigns (such indemnified persons are collectively hereinafter referred to as the “Indemnified Persons”) harmless from and against any and all loss, liability, damage or deficiency (including interest, penalties, judgments, costs of preparation and investigation, and attorneys’ fees) (collectively, “Losses”) that any of the Indemnified Person may suffer, sustain, incur or become subject to arising out of or due to: (a) the non-fulfillment of any covenant, undertaking, agreement or other obligation of the Sellers, Durgin or 440labs under this Agreement or any Schedule hereto; (b) any action taken by the Sellers, Durgin or 440labs prior to the Effective Date, or the operations of 440labs prior to the Effective Date; (c) any misstatement, breach of or inaccuracy of any representation of the Sellers, Durgin or 440labs in this Agreement; or (d) any liabilities of 440labs incurred prior to the Effective Date which are not disclosed to Ecoark or Zest at or prior to the Effective Date; provided however, that the Sellers and Durgin will not be liable under this Section 8.1 unless the aggregate amount of Losses exceeds $30,000 (the “Threshold”), in which event the Seller shall be liable for all Losses up to, including and exceeding the amount of the Threshold. In addition, the Sellers and Durgin will not be liable under this Section 8.1 for any amount of Losses in excess of fifty percent (50%) of the value of Exchange Shares as of the close of business on the Effective Date. “Losses” as used in this Section 8.1 shall be limited to matters asserted by third parties. “Losses” shall not include any liability or claim pursuant to the Master Services Agreement between SphereIt (f/k/a 440labs, LLC) and Zest. The liability of each of the Sellers for Losses pursuant to this Section 8.1 shall be several and not joint and the liability of each of the Sellers shall be in the following proportions: Durgin – 60%; Crisafi – 20%; and Wilner – 20%.

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Section 8.2      Indemnification Procedures

(a)    In the event that any legal proceedings shall be instituted or that any claim or demand (“Claim”) shall be asserted by any Party in respect of which payment may be sought under Section 8.1 hereof (regardless of the Threshold referred to above), the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

(b)    After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

(c)    The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

Section 8.3      Tax Treatment of Indemnity Payments.

The Parties agree to treat any indemnity payment made pursuant to this Article VIII as an adjustment to the purchase price for federal, state, local and foreign income tax purposes.

ARTICLE IX

MISCELLANEOUS

Section 9.1      Payment of Sales, Use or Similar Taxes.

All sales, uses, transfers, intangibles, recordations, documentary stamps or similar taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Sellers.

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Section 9.2      Survival of Representations and Warranties.

The Parties hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement for a period of twelve (12) months after the Effective Date.

Section 9.3      Expenses.

Except as otherwise provided in this Agreement, the Sellers, Durgin, 440labs, Ecoark and Zest shall each bear their own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby, it being understood that in no event shall 440labs bear any of such costs and expenses.

Section 9.4      Further Assurances.

The Seller, 440labs, Ecoark and Zest each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

Section 9.5      Submission to Jurisdiction; Consent to Service of Process.

Each Party (a) irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware for the purpose of any action (in contract, tort or otherwise), inquiry proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) waives, to the extent not prohibited by any law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) agrees not to commence any action (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above named court whether on the grounds of inconvenient forum or otherwise.

Each of the Parties hereby consents to process being served by any Party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 9.8.

Section 9.6      Entire Agreement; Amendments and Waivers.

This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the Parties with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the Party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any Party, shall be deemed to constitute a waiver by the Party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any Party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

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Section 9.7      Governing Law.

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

Section 9.8      Notices.

All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), or (b) sent by e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the person (by name or title) designated on the signature page (or to such other address, facsimile number, e-mail address or person as a Party may designate by notice to the other Party).

Section 9.9     Severability.

If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

Section 9.10     Binding Effect; Assignment.

This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Seller, 440labs, Ecoark or Zest (by operation of law or otherwise) without the prior written consent of the other Parties hereto and any attempted assignment without the required consents shall be void.

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

ECOARK HOLDINGS, INC.

By:	/s/ Jay Puchir
Name:	Jay Puchir
Title:	Chief Executive Officer
3333 Pinnacle Hills Pkwy, Suite 220, Rogers, AR 72758
RMay@ecoarkusa.com

ZEST LABS, INC.

By:	/s/ Peter Mehring
Name:	Peter Mehring
Title:	Chief Executive Officer
2349 Bering Drive, San Jose, CA 95131
Email: PMehring@zestlabs.com

440 LABS, INC. (“440labs”)

By:	/s/ Scott Durgin
Name:	Scott Durgin
Title:	President
143 Duncan Drive, North Andover, MA 01845

SPHEREIT, Inc. (“SphereIt”)

By:	/s/ Scott Durgin
Name:	Scott Durgin
Title:	Manager
143 Duncan Drive, North Andover, MA 01845

SCOTT DURGIN (“Durgin”)

/s/ Scott Durgin
143 Duncan Drive, North Andover, MA 01845

KENNETH WILNER (“Wilner”)

/s/ Kenneth Wilner
37 Scott Ave, Nashua, NH 03062

DAVID CRISAFI (“Crisafi”)

/s/ David Crisafi
112 Codman Road, Lincoln, MA 01773

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